EXHIBIT 99.1


                       EXPRESS SCRIPTS ANNOUNCES LONG-TERM
                       AGREEMENT WITH NYLCARE HEALTH PLANS

     ST. LOUIS, March 16, 1998--Express Scripts, Inc. (NASDAQ:ESRX) today announced that it has reached agreement with NYLCare Health Plans, Inc., a subsidiary of New York Life Insurance Company, for an extension of its agreements to provide members of NYLCare's HMO with pharmacy benefit management and infusion therapy services.

     As part of the definitive agreement announced by Aetna U.S. Healthcare, Inc. and New York Life today, Express Scripts' pharmacy benefit management and infusion therapy agreements with NYLCare will be extended until Dec. 31, 2003. New York Life's sale of NYLCare to Aetna is expected to close in the third quarter of this year. Under the terms of the extension agreements, Express
Scripts will serve 1.4 million HMO members for pharmacy benefit management services. Currently, Express Scripts serves 1.2 million NYLCare HMO lives. The home infusion contract will also be extended until Dec. 31, 2003; current terms will apply until Dec. 31, 2000, with limited price adjustments permitted under certain circumstances thereafter.

     The current agreements for managed vision care and informed decision counseling services will continue through Dec. 31, 1999. Express Scripts will also continue to provide pharmacy benefit management services to members of NYLCare indemnity programs until these members are converted to new policies.

     "We are pleased that Aetna has extended our PBM and home infusion services agreements with NYLCare effective when the sale of NYLCare takes place later this year," said Barrett A. Toan, president and chief executive officer of Express Scripts. "We have had a successful relationship with NYLCare and look forward to working with Aetna as it becomes an even greater player in the health care arena."

     The impact on earnings per share is not expected to be material in 1998 or 1999. The extension of the two main agreements will guarantee Express Scripts revenue for 1.4 million HMO lives until Dec. 31, 2003.

     Express Scripts, Inc. is a leader in health care management, delivering advanced capabilities in several complementary health care businesses. Express Scripts' pharmacy benefit management business currently provides managed prescription drug services to more than 12.3 million members in the United States and Canada, and has received the highest ranking for overall customer satisfaction in the last two annual Pharmacy Benefit Management Institute surveys. Practice Patterns Science, Inc. offers health care information services, linking health care data from all points of care. ESI Vision Care is the company's eyecare management business. IVTx applies managed care principles to infusion therapy management. Health Management Services provides comprehensive informed decision counseling and disease management services through a 24-hour call center staffed by nurses and pharmacists. Express Scripts' businesses serve HMOs, third-party administrators, insurance companies, unions and self-insured employers. Express Scripts is headquartered in St. Louis, Mo. and recently announced that it has executed a definitive agreement to purchase ValueRx, a pharmacy benefit manager headquartered in Plymouth, Minn., for $445 million.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATED TO THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS (FINANCIAL AND OTHERWISE), OR INTENTIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM THOSE PROJECTED OR SUGGESTED. FACTORS THAT MAY IMPACT THESE FORWARD-LOOKING STATEMENTS INCLUDE: RISKS ASSOCIATED WITH THE CONSUMMATION OF ACQUISITIONS, INCLUDING THE ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES WITH THE EXISTING OPERATIONS OF THE COMPANY, LOSS OF CLIENTS IN THE TRANSITION PROCESS AND RISKS INHERENT IN THE ACQUIRED ENTITIES' OPERATIONS; LOWER THAN EXPECTED SALES AND REVENUE GROWTH; HEIGHTENED COMPETITION; CHANGES IN PRICING OR DISCOUNT PRACTICES OF PHARMACEUTICAL MANUFACTURERS; THE ABILITY OF THE COMPANY TO CONSUMMATE CONTRACT NEGOTIATIONS WITH PROSPECTIVE CLIENTS; COMPETITION IN THE BIDDING OF PROPOSAL PROCESS; ADVERSE RESULTS IN CERTAIN LITIGATION AND REGULATORY MATTERS; THE ADOPTION OF ADVERSE LEGISLATION OR A CHANGE IN THE INTERPRETATION OF EXISTING LEGISLATION OR REGULATIONS; RISKS ASSOCIATED WITH THE DEVELOPMENT OF NEW PRODUCTS; AND OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.